UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2007

ZEALOUS TRADING GROUP, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-26383 (Commission File Number)	88-0325940 (I.R.S. Employer Identification Number)

3275 West Jones Blvd. #106 Las Vegas, Nevada
 (Address of principal executive offices) (zip code)

(702) 388-8800
 (Registrant's telephone number, including area code)

Copies to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York  10022
Att: Robert Newman, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below.  The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as exhibits.

The $4,275,000 Financing.

On October 19, 2007, Zealous Trading Group, Inc. (fka Atlantic Syndication Network, Inc.) (the “Company”) completed the execution of definitive documents transaction with accredited investors in which it sold $4,275,000 of 5% Senior Secured Convertible Debenture Due October 17, 2008 (the “Debentures”) convertible into 213,750,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) with a conversion price of $.02 per share and warrants convertible into 71,250,000 shares of Common Stock at an exercise price of $.03 per share. The conversion price and exercise price is subject to adjustments in the event that Company sells Common Stock, or securities convertible or exercisable into Common Stock, at a price below $.02 per share or in the event of stock dividend, splits, subdivisions, reclassifications and the like.

The Debentures may not be converted, and the Warrants may not be exercised, until a majority of the Company’s stockholders approve an amendment (the “Amendment”) to the Articles of Incorporation of the Company to increase the number of authorized shares to 1,500,000,000 shares and the Amendment is filed and accepted by the Secretary of State of the State of Nevada (the “Authorized Share Approval”).  The Warrants will terminate five years from the date of issuance. The Debentures, including any interest thereon, may be converted in whole or in part (i) by the holders at any time after the date of the Authorized Share Approval or (ii) by the Company, at any time after the effective date of the Merger (as defined below).

The Debentures are subject to events of default, including, without limitation, the failure of the Company to pay interest and principal when due, and the occurrence of certain bankruptcy events. The Company is subject to covenants and negative covenants as to the conduct of its business for so long as the obligations under the Debentures are not fully discharged.

The payment obligations of the Debentures are guaranteed by Zealous Holdings, Inc., a Delaware corporation (“Zealous”) and secured by all of the assets of the Company, ASNII II, Inc. (“ASNI-II”), a Delaware corporation and wholly owned subsidiary of the Company and all of the assets of Zealous, except for any interest in the common stock of any of Zealous’ subsidiaries.  In addition, the liabilities and payment obligations under the Debentures and Security Agreement are guaranteed Zealous. Milton C. Ault, III, the Chief Executive Officer of each of the Company and Zealous has pledged all of his capital stock in Zealous as security for the payment obligations of the Debentures.

As soon as practicable, but in no event later than February 15, 2008, the Company has agreed to make the necessary filing with the Securities Exchange Commission as required to obtain stockholder approval.  Shortly after the applicable waiting period or upon comment period, and subject to the closing conditions in the Securities Purchase Agreement between the Company and the purchasers, the Company expects the merger (the “Merger”) among the Company, ASNI-II and Zealous to be effective (the “Effective Date”).  The Company first reported Merger on Form 8-K filed July 17, 2007.

Within 30 days (the “Filing Date”) of the Effective Date, the Company has agreed to file such number of registration statements (each a “Registration Statement”) with the Commission in order to register (i) all of the shares of Common Stock issuable upon the conversion of all of the Notes and exercises of all of the Warrants, (ii) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Debentures or the Warrants  or (iii) any securities issuable upon any stock split, dividend or other distribution,  recapitalization or similar event (the “Registerable Securities”). The Company will file as soon as practicable additional Registration Statements to register any of the Registerable Securities that are not registered in the initial Registration Statement.  The Company has agreed to use its best efforts to cause the initial Registration Statement to become effective after the initial Filing Date but in no event later than the 90th calendar day following the Filing Date or, in the event of a “full review” by the Commission, the 120th calendar day following the Filing Date. The Company has agreed to cause any additional Registration Statements which may be required to be filed to become effective before the 90th calendar day following the date on which an additional Registration Statement is required to be filed.  In the event that a Registration Statement is not timely filed or effective for any Registrable Securities excluding any Warrants or shares issuable under the Warrants, then the Company is subject to liquidated damages payable in cash equal to 1.5% of the purchase price of the Debentures per month, up to a maximum amount of 18%.

The $747,500 Financing.

On October 1, 2007, the Company closed a financing transaction with accredited investors in which it sold $747,500 of 15% Convertible Notes (the  “Notes”), maturing at various times one year from the dates of issuance, convertible into 37,375,000 shares of Common Stock with a conversion price of $.02 per share and warrants convertible into 8,109,375 shares of Common Stock at an exercise price of $.02 per share (the $.02 Warrant”) and warrants convertible into 5,406,250 shares of Common Stock at $.03 per share (the “$.03 Warrant”). The conversion price and exercise price is subject to adjustments in the event of stock dividends, splits, subdivisions, reclassifications and the like.

The Notes may not be converted, and the Warrants may not be exercised, until a majority of the Company’s stockholders approve an amendment (the “Amendment”) to the Articles of Incorporation of the Company to increase the number of authorized shares to 1,500,000,000 shares and the Amendment is filed and accepted by the Secretary of State of the State of Nevada (the “Authorized Share Approval”).  In addition, the $.03 Warrant will immediately expire in the event that the holder of the Note demands payment at any time prior to the one year maturity date. The $.02 Warrants will terminate five years from the date of issuance.  The $.03 Warrant may not be exercised for one year after it is issued and shall terminate six years from the date of issuance.

The interest on the Notes may be paid at the option of the Company in shares of Common Stock. The holders of the Notes may convert their note at any time after the date of the Authorized Share Approval.  The shares issuable upon exercise of the Warrants are subject to piggyback registration rights subject to certain limitations.

The foregoing securities were issued in reliance upon an exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 3.02  Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated by reference.

$100,000 12% Convertible Promissory Note due October 26, 2007 convertible into 5.000,000 shares of Common Stock with Warrants to purchase 5,000,000 shares of Common Stock at $.025 per share.

Item 9.01  Financial Statements and Exhibits

10.1	Securities Purchase Agreement, dated as of October 17, 2007, between the Company, and the purchasers identified on the signature pages thereto.

10.2	5 % Senior Secured Convertible Debenture of the Company, Due October 17, 2008.

10.3	Registration Rights Agreement, dated as of October 17, 2007, between the Company and the purchasers identified on the signature pages thereto.

10.4
Security Agreement, dated as of October 17, 2007 among the Company, ASNI II, Inc., a Delaware corporation, Zealous Holdings, Inc., a Delaware corporation  and the holders of the Company’s 5% Senior Secured Convertible Debentures due October 17, 2008.

10.5	Form of Series B Common Stock Warrant of the Company, issued October 17, 2007.

10.6	Guaranty of the Zealous Holdings, Inc., dated October 17, 2007.

10.7	Form of 15% Convertible Promissory Note of the Company.

10.8	Form of Series AA Warrant with an exercise price of $.02 per share.

10.9	Form of Series A Warrant with an exercise price of $.03 per share.

10.10	Form of Private Placement Warrant for 5,000,000 shares of Common Stock at an exercise price of $.025 per share.

10.11	Form of 12% Secured Convertible Note due October 26, 2007 in the Amount of $100,000.

10.12	Form of Security Agreement to $100,000 Note.

99.1	Press Release: Zealous Trading Group, Inc. Closes on Approximately $5 Million of New Financing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zealous Trading Group, Inc.

Dated: October 22, 2007	By:	/s/ Milton C. Ault, III
	Name:	Milton C. Ault, III
	Title:	Chief Executive Officer

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